    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                               BEA SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                DELAWARE                               77-0394711
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

                            2315 NORTH FIRST STREET
                               SAN JOSE, CA 95131
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                         WEBLOGIC, INC. 1996 STOCK PLAN
                           (FULL TITLE OF THE PLANS)

                               ----------------

                             WILLIAM T. COLEMAN III
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               BEA SYSTEMS, INC.
                            2315 NORTH FIRST STREET
                               SAN JOSE, CA 95131
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (408) 570-8000
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                           MICHAEL C. PHILLIPS, ESQ.
                              CORI M. ALLEN, ESQ.
                            ROCHELLE A. KRAUSE, ESQ.
                            MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 813-5600

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                          PROPOSED
                                           MAXIMUM        MAXIMUM        PROPOSED
                             AMOUNT        OFFERING      AGGREGATE      AMOUNT OF
  TITLE OF SECURITIES        TO BE          PRICE         OFFERING     REGISTRATION
    TO BE REGISTERED       REGISTERED    PER SHARE(1)     PRICE(1)         FEE
-----------------------------------------------------------------------------------
Common Stock, $.001 par
 value per share.......    1,900,000       $17.438      $33,132,200       $9,211
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

  The following documents filed by BEA Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

    (a) The Registrant's Annual Report on Form 10-KSB (the "Annual Report"), which includes audited financial statements for the Registrant's latest fiscal year.

    (b) The Registrant's Quarterly Reports on Form 10-Q/A and Form 10-Q for the quarters ended April 30, 1998 and July 31, 1998, respectively, and the Registrant's Current Reports on Form 8-K dated as of June 30, 1998, September 10, 1998 and October 15, 1998, as amended October 29, 1998.

    (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated April 10, 1997 (File No. 000-22369), including any amendment or report filed for the purpose of updating such description.

  All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent permitted by Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL"), as it now exists or as it may be amended. Generally, Section 145 provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought or threatened to be brought against them by reason of their being or having been directors or officers. In particular, Section 145 provides that a corporation shall indemnify its officers and directors for all reasonable expenses (including attorney's fees) of such legal proceedings when any such officer or director is successful on the merits. Further, Section 145 provides that a corporation may indemnify its officers and directors, even if any such officer or director is not successful on the merits:

    (i) for expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), as long as such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and

    (ii) for the expenses of a derivative suit (a suit brought by the corporation or in the name of the corporation by a stockholder alleging breach by such officer or director of a duty owed to the corporation), as long as such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. In the event such director or officer is adjudged liable to the corporation, no indemnification may be made by the corporation unless the Delaware Court of Chancery determines that, despite such adjudication of liability, in view of all the circumstances, such officer or director is fairly and reasonably entitled to indemnification.

  In either of the above cases, indemnification may be made only after a determination that the applicable standard of conduct has been met. Such determination may be made by either a majority of the directors who are not party to such proceeding, a committee of such directors, independent legal counsel or the stockholders.

  Additionally, the Company's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL. Thus, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (unlawful payment of dividends), or (iv) for any transaction from which the director derived an improper personal benefit.

  In addition to the above indemnification provided for in the Company's charter documents, the Company has entered into agreements to indemnify its directors and executive officers. These agreements, among other things, provide for the indemnification of the Company's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which such person provides services at the request of the Company to the fullest extent permitted by applicable law. The Company believes that these provisions and agreements will assist the Company in attracting and retaining qualified persons to serve as directors and executive officers. Section 8 of the Form of Underwriting Agreement, which section is incorporated herein by this reference, as attached as Exhibit 1.1 to the Registrant's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, and included in the Registration Statement on Form SB-2, as declared effective on April 10, 1997 (No. 333-20791), contains certain provisions relating to indemnification.

  The Company has obtained liability insurance insuring the Company's officers and directors against liabilities that they may incur in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

  Not applicable.

ITEM 8. EXHIBITS.

     4.1   Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form SB-2 (File No. 333-20791))
     4.2   Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to Registrant's Registration
           Statement on Form SB-2 (File No. 333-20791))
     5.1   Opinion of Morrison & Foerster LLP.
     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
     23.2  Consent of Ernst & Young LLP, independent auditors.
     24.1  Power of Attorney.

ITEM 9. UNDERTAKINGS.

  The undersigned Registrant hereby undertakes:

    (i) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, BEA Systems, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on October 30, 1998.

                                          Bea Systems, Inc.

                                                /s/ William T. Coleman III
                                          By:__________________________________
                                                  William T. Coleman III
                                            President, Chief Executive Officer
                                               and Chairman of the Board of
                                                         Directors

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, William T. Coleman III, Edward W. Scott, Jr., Alfred S. Chuang and Steve L. Brown, with full power to act alone, his or her true and lawful attorneys-in-fact, with the power of substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and deed requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


     /s/ William T. Coleman III      President, Chief Executive     October 30, 1998
____________________________________  Officer and Chairman of the
       William T. Coleman III         Board of Directors
                                      (Principal Executive
                                      Officer)

      /s/ Edward W. Scott, Jr.       Executive Vice President of    October 30, 1998
____________________________________  Worldwide Field Operations,
        Edward W. Scott, Jr.          Assistant Secretary and
                                      Director

         /s/ Steve L. Brown          Chief Financial Officer,       October 30, 1998
____________________________________  Executive Vice President
           Steve L. Brown             and Secretary (Principal
                                      Financial and Accounting
                                      Officer)

       /s/ William H. Janeway        Director                       October 30, 1998
____________________________________
         William H. Janeway


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


       /s/ Stewart K.P. Gross        Director                       October 30, 1998
____________________________________
         Stewart K.P. Gross

         /s/ Cary J. Davis           Director                       October 30, 1998
____________________________________
           Cary J. Davis

         /s/ Carol A. Bartz          Director                       October 30, 1998
____________________________________
           Carol A. Bartz

         /s/ Dean O. Morton          Director                       October 30, 1998
____________________________________
           Dean O. Morton


                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------
   4.1   Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on
         Form SB-2 (File No. 333-20791)).
   4.2   Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to
         Registrant's Registration Statement on Form SB-2 (File No. 333-
         20791)).
   5.1   Opinion of Morrison & Foerster LLP.
  23.1   Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).
  23.2   Consent of Ernst & Young LLP, independent auditors.
  24.1   Power of Attorney (See page 6).